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                                                                   EXHIBIT 16(b)

                               THE RBB FUND, INC.
                               THE BEA PORTFOLIOS
               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                                  TOTAL RETURN

    AGGREGATE TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT) - 1 OF $10,000

     FOR THE FISCAL PERIOD ENDED AUGUST 31, 1997:


BEA International Equity Fund Institutional aggregate total return = 15.93%
          15.93% = (11.593.10/10,000) - 1

BEA International Equity Fund Advisor aggregate total return = 14.14%*
          14.14% = (11,414.20/10,000) - 1

BEA Emerging Markets Funds Institutional aggregate total return = 8.31%
          8.31% = (10,830.70/10,000) - 1

BEA Emerging Markets Funds Advisor aggregate total return = 8.76%*
          8.76% = (10,876.20/10,000) - 1

BEA U.S. Core Equity Fund Institutional aggregate total return = 38.32%
          38.32% = (13,832.19/10,000) - 1

BEA U.S. Core Fixed Income Fund Institutional aggregate total return = 11.53%
          11.53% = (11,152.66/10,000) - 1

BEA Strategic Global Fixed Income Fund Institutional aggregate total return = 4.48%
          4.48% = (10,447.70/10,000) - 1

BEA High Yield Fund Institutional aggregate total return = 15.17%
          15.17% = (11,516.90/10,000) - 1

BEA High Yield Fund Advisor aggregate total return = 11.49%*
          11.49% = (11,149/10,000) - 1

BEA Municipal Bond Fund Institutional aggregate total return = 9.74%
          9.74% = (10,974.17/10,000) - 1

BEA Global Telecommunications Fund Advisor aggregate total return = 15.33%**
          15.33% = (11,533.34/10,000) - 1


*    Commenced operations on November 1, 1996.
**   Commenced operations on December 4, 1996.